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                                                                     EXHIBIT 5.1


              Leonard, Street and Deinard Professional Association
                             150 South Fifth Street
                                   Suite 2300
                              Minneapolis, MN 55402


April 29, 2002                                              STEPHEN M. QUINLIVAN
                                                                  (612) 335-7076
                                                   stephen.quinlivan@leonard.com

Computer Network Technology Corporation
6000 Nathan Lane North
Minneapolis, MN 55442

Re:      Computer Network Technology Corporation
         Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Computer Network Technology Corporation, a Minnesota corporation (the "Company"), in connection with its filing with the Securities and Exchange Commission (the "Commission") of a registration statement on Form S-3 (the "Registration Statement"), with respect to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of $125,000,000 aggregate principal amount of the Company's 3% Convertible Subordinated Notes due 2007 (the "Securities"), and shares of the Company's common stock, par value $0.01 per share (the "Shares"), issuable upon conversion of the Securities pursuant to that certain Indenture, dated as of February 20, 2002 (the "Indenture"), between the Company and U.S. Bank National Association, as trustee. The Company issued the Securities pursuant to that certain Purchase Agreement, dated as of February 13, 2002, by and between the Company and Bear, Stearns & Co. Inc., on behalf of the initial purchasers of the Securities (the "Purchase Agreement"). The Securities and the Shares are to be offered and sold by certain securityholders of the Company.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Indenture and the Purchase Agreement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.


                                 Exhibit 5.1-1
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In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery of such documents by the parties to such documents, and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

We are admitted to the bar in the State of Minnesota, and do not express any opinion as to the laws of any jurisdiction other than the laws of the State of Minnesota and the State of New York.

Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth above, we are of the opinion that:

1. The Securities and the Indenture have been duly authorized and are valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent enforcement thereof might be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditors' rights generally, and (ii) general principles of equity, regardless of whether enforceability is considered in a proceeding at law, or equity.

2. The Shares initially issuable upon conversion of the Securities have been duly authorized and reserved for issuance and, when issued and delivered upon such conversion pursuant to the terms of the Indenture, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our name under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

This opinion may not be relied upon by any other person or for any other purpose or used, circulated, quoted or otherwise referred to for any other purpose.

Very truly yours,

LEONARD STREET AND DEINARD
PROFESSIONAL ASSOCIATION

By: /s/Stephen M. Quinlivan
    -------------------------
       Stephen M. Quinlivan


                                  Exhibit 5.1-2